Spark Networks(R) Reports Third Quarter 2011 Financial Results

BEVERLY HILLS, CA -- (Marketwire - November 10, 2011) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the third quarter ended September 30, 2011.

                                              Q3 2011           Q3 2010
                                          ---------------   ---------------
Revenue                                   $  12.7 Million   $   9.9 Million
Contribution Margin                                    49%               75%
Net (Loss)Income                          $ (0.2) Million   $   1.2 Million
Net (Loss) Income Per Share               $         (0.01)  $          0.06

"I am proud to report another solid quarter, as our business continues to grow according to plan. Revenue grew 28% on a year-over-year basis and 6% compared to last quarter, marking our fourth consecutive quarter of revenue growth," said Greg Liberman, Spark's President and Chief Executive Officer. "Q3 has historically been seasonally soft for us but, powered by the performance of our Other Affinity Networks segment, company-wide average paying subscribers(1) sequentially grew by 8%. And, when looking at the Other Affinity Networks segment, alone, quarterly revenue and average paying subscribers grew year-over-year by 108% and 84%, respectively, and sequentially by 23% and 19%, respectively."

"Contribution(2) also sequentially increased 13% during the quarter, marking our first increase in six quarters, as revenue continued to catch up to our expanded marketing spend. That being said, we will continue to take advantage of key marketing opportunities whenever we uncover them, which may cause short-term contribution to fluctuate, but should enhance long-term profitability and shareholder value."

Financial Results

Revenue for the third quarter of 2011 was $12.7 million, an increase of 28% compared to $9.9 million for the third quarter 2010, and an increase of 6% compared to $12.0 million in the prior quarter.

Contribution for the third quarter of 2011 was $6.2 million, a decrease of 17% compared to $7.5 million for the third quarter of 2010, and a 13% increase compared to $5.5 million in the prior quarter.

Total cost and expenses for the third quarter of 2011 were $12.7 million, a 58% increase compared to $8.1 million for the third quarter of 2010 and a 4% increase compared to $12.3 million in the prior quarter. The increase relative to both comparative periods is primarily attributable to increased direct marketing expense.

Net loss for the third quarter of 2011 was $238,000, or a net loss per share of $0.01, compared to net income of $1.2 million, or $0.06 per share, for the third quarter of 2010 and net loss of $81,000 or $0.00 per share for the prior quarter.

Adjusted EBITDA(3) for the third quarter of 2011 was $639,000, a decrease of 74% compared to $2.4 million for the third quarter of 2010, and an increase of 48% compared to $432,000 in the prior quarter. The decrease in the third quarter of 2011 relative to the third quarter of 2010 is primarily attributable to increased direct marketing expense.

Average paying subscribers for the Company, as a whole, in the third quarter of 2011 were 206,099, an increase of 30% compared to 158,422 for the third quarter of 2010 and an increase of 8% compared to 190,160 for the prior quarter.

Segment Reporting(4)

Third quarter 2011 revenue for Jewish Networks was $6.7 million, a decrease of 1% compared to $6.8 million for the third quarter of 2010 and flat with the prior quarter.

Third quarter 2011 revenue for Other Affinity Networks was $5.7 million, an increase of 108% compared to $2.7 million for the third quarter of 2010, and an increase of 23% compared to $4.7 million in the prior quarter.

Third quarter 2011 revenue for General Market Networks was $127,000, a decrease of 52% compared to $264,000 for the third quarter of 2010, and a decrease of 18% compared to $154,000 in the prior quarter.

Third quarter 2011 revenue for Offline & Other Businesses was $111,000, a decrease of 22% compared to $142,000 for the third quarter of 2010, and a decrease of 75% compared to $449,000 in the prior quarter.

Average paying subscribers for Jewish Networks were 88,976 during the third quarter of 2011, a decrease of 1% compared to 89,792 for the third quarter of 2010, and a decrease of 1% compared to 90,094 for the prior quarter.

Average paying subscribers for Other Affinity Networks were 113,972 during the third quarter of 2011, an increase of 84% compared to 62,026 for the third quarter of 2010 and an increase of 19% compared to 96,071 for the prior quarter.

Average paying subscribers for General Market Networks were 2,702 during the third quarter of 2011, a decrease of 54% compared to 5,888 for the third quarter of 2010, and a decrease of 22% compared to 3,485 for the prior quarter.

Balance Sheet, Cash, Debt

As of September 30, 2011 and December 31, 2010, the Company had cash and cash equivalents of $14.7 million and $13.9 million, respectively. As of September 30, 2011, the Company had no outstanding debt.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific Time.

Call Title: Spark Networks Q3 '11 Financial Results
Toll-Free (United States): 1-888-337-8169
International: 1-719-325-2473
Confirmation #: 8164094

Digital Replay through November 24, 2011:
Toll-Free (United States): 1-888-203-1112
International: 1-719-457-0820
Confirmation #: 8164094

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), ChristianMingle®.com (www.christianmingle.com) and SilverSingles®.com (www.silversingles.com).

(1)"Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(2) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing and "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(3) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one- time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income recognized from assets received in connection with a legal judgment.

(4) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's Spark.com Web site (formerly known as AmericanSingles.com, Date.co.uk and Date.ca) and its co-branded and private label Web sites. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted at various religious, ethnic, geographic and special interest groups including BlackSingles.com, ChristianMingle.com and SilverSingles.com. The Offline & Other Businesses segment consists of net revenue generated from offline activities, HurryDate events and subscriptions and other Web sites and businesses.

(Consolidated financial statements to follow)

                            SPARK NETWORKS, INC.
                               BALANCE SHEET
                     (in thousands, except share data)

                                               September 30,   December 31,
                                               -------------  -------------
                                                    2011           2010
                                               -------------  -------------
Assets                                          (Unaudited)

Current assets:
  Cash and cash equivalents                    $      14,667  $      13,901
  Restricted cash                                        926            996
  Accounts receivable                                    962            847
  Deferred tax asset - current                            43             43
  Prepaid expenses and other                           1,199            911
                                               -------------  -------------
    Total current assets                              17,797         16,698
Property and equipment, net                            2,670          2,520
Goodwill                                               8,864          9,156
Intangible assets, net                                 3,086          3,017
Deferred tax asset - non-current                       4,882          4,882
Deposits and other assets                                490            295
                                               -------------  -------------
    Total assets                               $      37,789  $      36,568
                                               =============  =============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                             $         587  $       1,371
  Accrued liabilities                                  4,337          3,635
  Deferred revenue                                     5,419          4,331
                                               -------------  -------------
    Total current liabilities                         10,343          9,337
Deferred tax liability                                   875            825
Other liabilities non-current                          1,036          1,036
                                               -------------  -------------
    Total liabilities                                 12,254         11,198
Commitments and contingencies
Stockholders' equity:
    Authorized capital stock consists of
     100,000,000 Common Stock, $0.001 par
     value; issued and outstanding 20,594,670
     and 20,587,336 at September 30, 2011 and
     December 31, 2010, respectively, at
     stated values of:                                    22             21
  Additional paid-in-capital                          52,761         52,020
  Accumulated other comprehensive income                 699            773
  Accumulated deficit                                (27,947)       (27,444)
                                               -------------  -------------
  Total stockholders' equity                          25,535         25,370
                                               -------------  -------------
  Total liabilities and stockholders' equity   $      37,789  $      36,568
                                               =============  =============

                            SPARK NETWORKS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited, in thousands, except per share data)

                                  Three Months Ended     Nine Months Ended
                                     September 30,          September 30,
                                 --------------------  ---------------------
                                    2011       2010       2011       2010
                                 ---------  ---------  ---------  ----------

Revenue                          $  12,677  $   9,916  $  35,632  $   30,742

Cost and expenses:
  Cost of revenue (exclusive of
   depreciation shown separately
   below)                            7,373      3,206     20,535       9,747
  Sales & marketing                    923        774      2,660       2,708
  Customer service                     531        403      1,441       1,181
  Technical operations                 336        252      1,086         930
  Development                          643        773      2,067       2,332
  General and administrative         2,435      2,316      6,997       7,641
  Depreciation                         341        242        977         699
  Amortization of intangible
   assets                               90         98        281         324
  Impairment of long-lived
   assets and other assets              45         --         45         121
                                 ---------  ---------  ---------  ----------
Total cost and expenses             12,717      8,064     36,089      25,683

Operating (loss) income                (40)     1,852       (457)      5,059

Interest expense (income) and
 other, net                            120       (182)        18          18
                                 ---------  ---------  ---------  ----------

Income (loss) before income
 taxes                                (160)     2,034       (475)      5,041

Provision for income taxes              78        808         28       1,963
                                 ---------  ---------  ---------  ----------

Net (loss) income                $    (238) $   1,226  $    (503) $    3,078
                                 =========  =========  =========  ==========

Net (loss) income per share -
 basic and diluted               $   (0.01) $    0.06  $   (0.02) $     0.15
                                 ---------  ---------  ---------  ----------
Weighted average shares
 outstanding - basic                20,595     20,587     20,592      20,585
Weighted average shares
 outstanding - diluted              20,595     20,590     20,592      20,588

                                      Three Months          Nine Months
                                  Ended September 30,   Ended September 30,
                                 --------------------- ---------------------
Stock-Based Compensation            2011       2010       2011       2010
                                 ---------- ---------- ---------- ----------
(in thousands)

Cost of revenue                  $        2 $        3 $        6 $        8
Sales and marketing                      17         39         65        198
Customer service                          0          0          0          1
Technical operations                     30         30         88        134
Development                              10         14         32         42
General and administrative              124        172        532        857

                                     Three Months           Nine Months
                                  Ended September 30,   Ended September 30,
                                 --------------------  --------------------

                                    2011       2010       2011       2010
                                 ---------  ---------  ---------  ---------
Net (loss) income                $    (238) $   1,226  $    (503) $   3,078
Interest                                13         54         89        155
Taxes                                   78        808         28      1,963
Depreciation                           341        242        977        699
Amortization                            90         98        281        324
                                 ---------  ---------  ---------  ---------
EBITDA                                 284      2,428        872      6,219
Stock-based compensation               183        258        723      1,240
Impairment of long-lived assets
 and other assets                       45          -         45        121
Non-cash currency translation
 adjustments                           374       (254)       205       (136)
Non-repetitive property
 possession                           (247)         -       (247)         -
                                 ---------  ---------  ---------  ---------
Adjusted EBITDA                  $     639  $   2,432  $   1,598  $   7,444

                            SPARK NETWORKS, INC.
                       SEGMENT RESULTS FROM OPERATIONS
                (in thousands except subscriber information)

                                Three Months Ended      Nine Months Ended
                                  September 30,           September 30,
                             ----------------------- -----------------------
                                 2011        2010       2011         2010
                             ----------- ----------- ----------  -----------

Revenue
Jewish Networks              $     6,724 $     6,766 $   20,354  $    20,509
Other Affinity Networks            5,715       2,744     14,140        8,496
General Market Networks              127         264        471          932
Offline & Other Businesses           111         142        667          805
                             ----------- ----------- ----------  -----------
  Total Revenue              $    12,677 $     9,916 $   35,632  $    30,742
                             =========== =========== ==========  ===========

Direct Marketing Expenses
Jewish Networks              $       936 $       696 $    2,460  $     1,735
Other Affinity Networks            5,526       1,601     14,819        4,855
General Market Networks               18         121        347          407
Offline & Other Businesses            32          39        463          473
                             ----------- ----------- ----------  -----------
  Total Direct Marketing
   Expenses                  $     6,512 $     2,457 $   18,089  $     7,470
                             =========== =========== ==========  ===========

Contribution
Jewish Networks              $     5,788 $     6,070 $   17,894  $    18,774
Other Affinity Networks              189       1,143       (679)       3,641
General Market Networks              109         143        124          525
Offline & Other Businesses            79         103        204          332
                             ----------- ----------- ----------  -----------
  Total Contribution         $     6,165 $     7,459 $   17,543  $    23,272
                             =========== =========== ==========  ===========

Average Paying Subscribers
Jewish Networks                   88,976      89,792     90,205       90,694
Other Affinity Networks          113,972      62,026     97,311       64,744
General Market Networks            2,702       5,888      3,465        6,712
Offline & Other Businesses           449         716        537          681
                             ----------- ----------- ----------  -----------
  Total Average Paying
   Subscribers                   206,099     158,422    191,518      162,831
                             =========== =========== ==========  ===========

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net